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CONTACT:

Richard A. Galanti
(206) 803-8203

FOR IMMMEDIATE RELEASE

                   PRICECOSTCO CONFIRMS SPIN OFF PLANS FOR
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             COMMERCIAL REAL ESTATE OPERATIONS VIA EXCHANGE OFFER
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                     Kirkland, Washington; and San Diego, California-July 28,
1994--PriceCostco, Inc. (NASDAQ: PCCW) today announced its Board had approved definitive documentation for its previously announced plan to spin-off its commercial real estate operations, together with certain other assets, into a newly formed company to be called Price Enterprises, Inc. As previously reported, the spin-off would be accomplished by means of an exchange offer enabling PriceCostco shareholders desiring to invest in Price Enterprises to exchange one share of PriceCostco stock for a share of Price Enterprises. Essential terms of the transaction remain unchanged.
                     The assets to be spun-off will be operated separately by Price Enterprises commencing August 29, 1994, the commencement of the 1995 fiscal year for both companies, and the distribution to shareholders via an exchange offer or other distribution of shares will occur


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as soon thereafter as practicable, after the necessary registration statement has been filed and declared effective. It is expected the transaction will close by calendar year-end.
                     Price/Costco also announced that Joseph K. Kornwasser has resigned as a director and Duane Nelles has been elected to the Board to fill the vacancy created by such resignation.

















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